Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS
Contact:	Dorothy B. Wright
Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC. DECLARES DIVIDEND

Charleston, South Carolina (July 23, 2004) - First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.22 per share. The dividend is payable August 20, 2004, to stockholders of record as of August 6, 2004.

     A. Thomas Hood, President and Chief Executive Officer, stated, "We are very pleased to have our stockholders continue to benefit directly in the profitability of the Company through the payment of dividends. The Board of Directors and Management are committed to enhancing the value of our stockholders' investment."

     First Financial is the holding company of First Federal, which operates 46 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.